U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 7, 2010

NUCLEAR SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

        277 White Horse Pike, Ste.200, Atco, N.J.          08004

        (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, (856)   753  -  1046

(Registrant’s former name and address)

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015

        (Address of principal executive offices)          (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02   Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 4, 2010, the Board of Directors of Nuclear Solutions, Inc. appointed William Chady, C.P.A. and Stanley Drinkwater, Esq. to the Board of Directors.

William E. Chady, C.P.A.

Relevant work experience:

Mr. Chady is a Certified Public Accountant with over 28 years of experience He is a member of The Kentucky Society of Certified Public Accountants as well as a member of the American Institute of Certified Public Accountants.

For the most recent 21 years, Mr. Chady operates a full service accounting firm, William E. Chady, PSC, with emphasis on small to medium size companies, many in the oil and gas industries. Mr. Chady maintains responsibility for the full accounting function for a number of his clients and has assisted in multiple initial public offerings and private placement memorandums.

Mr. Chady is currently the Chairman of the Board of four Texas Roadhouse Restaurants in addition to serving or having served as a Managing Member, Director and or Officer of several other Kentucky Corporations and Limited Liability Companies.

We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Chady.  Mr. Chady is 54 years old.

Stanley Drinkwater, Esq.

Relevant work experience:

For the last 31 years, Mr. Drinkwater has continuously practiced law specializing in civil litigation. During the past four years, Mr. Drinkwater is a partner at law firm of Drinkwater and Goldstein, LLP. For the 23 years prior to that, Mr. Drinkwater was a partner at the law firm of Maressa, Goldstein, Birsner, Patterson and Drinkwater.

Mr. Drinkwater obtained his Juris Doctorate from Widener University in 1980. Mr. Drinkwater served as a law clerk to Sen. Joseph Maressa from 1977 to 1980. He was admitted to practice law in New Jersey, Pennsylvania, and the Third Circuit Court of Appeals in 1980. Mr. Drinkwater was licensed to practice before the United States Supreme Court in 1986.

Mr. Drinkwater has held membership in the American trial lawyers Association, the American Bar Association, the New Jersey trial lawyers Association and the New Jersey Bar Association.

We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Drinkwater.  Mr. Drinkwater is 57 years old.

Item 8.01   Item 8.01 Other Events

On April 3, 2011 the Board of Directors of Nuclear Solutions, Inc. authorized the formation of an executive committee to be seated on April 4, 2011. The executive committee consists of Mr. William Chady, C.P.A., Mr. Kenneth Faith, Mr. Harry Bagot, Mr. Stanley Drinkwater, Esq. The executive committee is empowered to exercise powers of the Board of Directors and management in affairs of the company to expedite the interests of the company.

On April 6, 2011 the company appointed Mr. Fred Frisco as the Director of investor relations. In the capacity of Director of investor relations, Mr. Frisco is authorized to be the primary point of contact for communications between the company and its shareholders. We have not entered into an employment agreement or determined the amount or form of any compensation with Mr. Frisco.

All inquiries from shareholders are directed to contact Mr. Frisco at 856-322-6527.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: April 19, 2011

/s/ Ken Faith
By: Ken Faith